     As filed with the Securities and Exchange Commission on July 23, 1999
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                             RF MONOLITHICS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                        76-1688027
       --------                                        ----------
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                          ----------------------------
                                4347 Sigma Road
                              Dallas, Texas 75244
                          ----------------------------
                    (Address of principal executive offices)


                          ----------------------------
                           1999 EQUITY INCENTIVE PLAN
                          ----------------------------
                           (Full title of the plans)

                                Sam L. Densmore
                President, Chief Executive Officer and Director
                                4347 Sigma Road
                              Dallas, Texas 75244
                          ----------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------

                                   Copies to:
                           Matthew B. Hemington Esq.
                               Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                              Palo Alto, CA 94306
                          ----------------------------


                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                              Proposed Maximum       Proposed Maximum
      Title of Securities                                         Offering              Aggregate            Amount of
        to be Registered          Amount to be Registered    Price per Share (1)    Offering Price (1)    Registration Fee
--------------------------------------------------------------------------------------------------------------------------
    Common Stock, par value            200,000 shares             $8.9375            $1,787,500                 $496.925
        $.001 per share
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low price of Registrant's Common Stock on July 20, 1999 as reported on the Nasdaq National Market.
================================================================================

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents filed by RF Monolithics, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

(c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibility under any other law, such as federal securities laws or state or federal environmental laws.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                                       1.

                                    EXHIBITS

Exhibit
Number

 5          Opinion of Cooley Godward LLP

23.1        Consent of Deloitte & Touche LLP.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24          Power of Attorney is contained on the signature pages.



                                 UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       2.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on July 23, 1999.

                                    RF Monolithics, Inc.


                                    By:  /s/ Sam L. Densmore
                                       -------------------------------------
                                         Sam L. Densmore
                                         President and Chief Executive Officer



                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam L. Densmore and James P. Farley and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       4.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                               Title                             Date
        /s/ Sam L. Densmore
-------------------------------------
        (Sam L. Densmore)                    President, Chief Executive              July 23, 1999
                                             Officer and  Director
                                             (Principal Executive Officer)


        /s/ James P. Farley
-------------------------------------
         (James P. Farley)                   Vice President, Controller and          July 23, 1999
                                             Secretary (Principal Financial and
                                             Accounting Officer)


        /s/ Michael R. Bernique
-------------------------------------
         (Michael R. Bernique)               Director                                July 23, 1999




        /s/ Cornelius C. Bond, Jr.
-------------------------------------
         (Cornelius C. Bond, Jr.)            Director                                July 23, 1999




        /s/ Dean C. Campbell
-------------------------------------
         (Dean C. Campbell)                  Director                                July 23, 1999




        /s/ Matthew J. Desch
-------------------------------------
         (Matthew J. Desch)                  Director                                July 23, 1999




        /s/ Francis J. Hughes, Jr.
-------------------------------------
         (Francis J. Hughes, Jr.)            Director                                July 23, 1999
